Exhibit 10.2

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) between Innovative Card Technologies, Inc. (“INCARD"), a Delaware corporation having its principal place of business at 10880 Wilshire Blvd. Suite 950 Los Angeles, CA 90024 and Bennet P. Tchaikovsky, an individual (hereinafter “Consultant”).

1.
Independent Contractor Relationship: The INCARD and Consultant desire to enter into an independent contractor relationship as set forth in this Agreement. It is the intent and purpose of this Agreement that Consultant shall at all times be an independent contractor of INCARD and nothing contained herein shall be construed to create or establish the relationship of employer and employee, principal and agent, joint venturer, or partner between the INCARD and Consultant. Both parties acknowledge that Consultant is not an employee of Company for state or federal tax purposes. Consultant is an independent contractor and therefore shall be liable for any state and federal payroll taxes in connection with this agreement. Consultant shall have no authority to assume or create any obligation or liability in the name of, or on behalf of, INCARD or subject INCARD to any obligation or liability.

2.
Consultant’s Representations and Warrantees. Consultant acknowledges and agrees that as an independent, separate business, Consultant is solely responsible for whatever profit or loss Consultant may incur through performance of this agreement. Consultant represents that he has the qualifications and ability to perform the services sought in a professional manner, without the advice, control, or supervision of INCARD. Consultant shall be solely responsible for the professional performance of the services as set forth in Sections 4 and 5 below. Consultant further acknowledges and agrees that he shall have no authority to bind INCARD contractually or otherwise in any manner. In executing this Agreement, Consultant specifically acknowledges that he has consulted or had a reasonable opportunity to consult with counsel of his own choice and that he has executed this Agreement after independent investigation and without fraud, duress, coercion or undue influence. Consultant represents that Consultant is free of any Federal. State or Local restrictions on the performance of services contemplated; and Consultant warrants that he is not prohibited from performing services for INCARD for any other reason. Furthermore, Consultant represents that he has no other existing conflict of interest in entering into this agreement or in providing any of the services contemplated.

3.
Term: The term of this consulting agreement shall commence on October29, 2007 and end on June 29, 2008. In the event either party wishes to terminate the agreement prior to the end of the term, they may do so under Section 7.

4.	Consulting Services: Consultant agrees to provide the following services (the “Services”):

a.
Accounting and business consulting services on an as needed basis for INCARD. However, Consultant is not performing such services in his capacity as a Certified Public Accountant or as an attorney. INCARD shall retain its own counsel and outside Certified Public Accounting firm to review Consultant’s work.

b.
Consultant’s primary task shall be to assist with the preparation and filing of INCARD’s September 30, 2007 10-QSB and to assist INCARD’s subsequently appointed Chief Financial Officer (“CFO”) with any other items related to the CFO transitioning into his new position. After January 1, 2008, Consultant will make himself available to answer questions on a limited basis of no more than one hour per month for the remainder of the term.

5.	Scope and Rules Governing Provision of Services: Consultant’s provision of the Services shall be defined and governed as follows:

a.
Consultant shall perform all services hereunder in a commercially reasonable manner and to the best of his ability. However, Consultant shall have no liability to INCARD for any loss, liability, cost or expense suffered or incurred by INCARD as a result of any act or omission by Consultant, except such as arise from the gross negligence or willful misconduct of Consultant.

b.
Consultant agrees that all research records, diagrams/drawings, photos/film, documents, technical data, formulae, processes, software, methods of manufacture, inventions and improvements and like, all list of customers, records of customer requirements and usage, and other information concerning the business of INCARD or its affiliates, whether prepared by Consultant, or coming into his possession in the course of his duties under this Agreement (all of the forgoing hereinafter referred to as “data”), are considered INCARD property (the “Proprietary Information”). Proprietary Information also includes, but is not limited to, specific customer requirements, customer and potential customer lists, including information concerning INCARD’s employees, agents or divisions, and pricing information.

c.
Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information or confidential information or know-how belonging to INCARD, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. Upon termination of Consultant’s services to INCARD, or at the request of INCARD before termination, Consultant shall deliver to INCARD all material in Consultant’s possession relating to INCARD’s business, including, but not limited to, any and all copies of any materials given to the Consultant by INCARD or generated by Consultant. The obligations concerning Proprietary Information extend to information belonging to customers and suppliers of INCARD about whom Consultant may have gained knowledge as a result of performing the Services.

d.
Consultant further acknowledges and agrees that any material or work product created or developed by Consultant pursuant to this Agreement in connection with the Services and all the elements thereof furnished by INCARD hereunder will be created within the scope of Consultant’s engagement by INCARD and, accordingly, the parties expressly agree that, immediately upon creation thereof, said materials and work are, and shall be, considered INCARD’s sole and exclusive property for purposes of intellectual property rights and that INCARD is, and shall be considered, the author of said materials and work product for all purposes. If, for any reason, it should be determined that such materials and work product are not work made for hire, then this Agreement shall be deemed an assignment by Consultant to INCARD of all such rights.

6.	Compensation to Consultant: In exchange for Services, INCARD agrees to pay Consultant as follows:

Invoice Date	Base Fee	Medical Reimbursement	Cellphone
October 29, 2007	$10,833	$1,437	NTE $400.00
November 29, 2007	$10,833	$1,437	NTE $400.00
December 29, 2007	$10,833	$1,437	NTE $400.00
January 29, 2008	$10,833	$1,437
February 29, 2008	$10,833	$1,437
March 29, 2008	$10,833	$1,437
April 29, 2008	$10,833	$1,437
May 29, 2008	$10,833	$1,437
June 29, 2008	$10,833	$1,437
Totals	$97,497	$12,933	NTE $1,200

NTE- not to exceed

(a)
Consultant, at the beginning of each period, shall provide INCARD with and invoice for the base fee, medical reimbursement and cellphone costs (where appropriate) for the coming period. Consultant will be paid upon five (5) business days upon presentation of such invoice.

(b)
Consultant shall be entitled to reimbursement for reasonable expenses while Consultant performs services provided that Consultant obtains a Purchase Order prior to incurring the expenditure that is approved by an officer of INCARD.

(c)	Consultant will not be entitled to any other compensation or expense reimbursement unless approved in advance and with a valid Purchase Order.

7.
Termination Prior to End of Term. This Agreement shall automatically terminate on June 29, 2008. In the event that Consultant becomes a full-time employee of any company, corporation, limited liability company or other business entity prior to the end of the term, Consultant or INCARD may terminate this Agreement without cause. Upon transmission of written notice of termination by either Party, any obligation to pay compensation by INCARD or to provide services by Consultant shall cease immediately. Consultant shall be required to transmit written notice to INCARD immediately upon learning he has obtained full time employment with another party via facsimile and first class mail (“Employment Notification”). In the event Consultant fails to provide timely Employment Notification, Consultant shall be required to return all amounts paid by INCARD for any period after Consultant commenced such full time employment along with additional liquidated damages of $2,500 for each week that passes from the start date of employment and the transmission of the Employment Notification.

8.
Miscellaneous: This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and neither party has relied upon any representation, warranty or promise not contained herein.

a.	No failure by either party to insist upon the strict performance of any term or provision of this Agreement shall constitute a waiver thereof on that or any subsequent occasion.
b.	This Agreement may be amended, and any term or provision hereof may be waived, only in a writing signed by the party charged with such amendment or waiver.
c.
In the event of any litigation between the parties with respect to this Agreement or the performance of either party hereunder, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys’ fees and other costs of preparing for and participating in the litigation.

d.
This agreement shall be governed and construed by the laws of the State of California. Consultant agrees that any litigation initiated by Consultant relating in any manner to this Agreement shall be conducted in Los Angeles, California.

e.
If any term, provision, condition or covenant to this Agreement or its application to any party or circumstance shall be held, to any extent, invalid or unenforceable, then the remainder of this Agreement, or the application of such term, provision, condition or covenant to any party or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be effected and shall be valid and enforceable to the fullest extent permitted by law.

f.	Each of the covenants, agreements, representations, and warranties contained in this Agreement shall survive the execution of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed the Agreement effective this October 29, 2007.

Innovative Card Technologies, Inc.	Bennet P. Tchaikovsky

/s/ Steve Delcarson	/s/ Bennet P. Tchaikovsky
Steve Delcarson, CEO	Bennet P. Tchaikovsky